UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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MOUNT YALE OPPORTUNITY FUND, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Mount Yale Opportunity Fund Member:

        On November 30, 2005, a special meeting of the members of Mount Yale Opportunity Fund, LLC (the “Fund”) will be held at the offices of the Fund’s investment adviser, Mount Yale Asset Management, LLC (the “Adviser”), located at 8000 Norman Center Drive, Suite 630, Minneapolis, MN 55437. You are being asked to approve an investment sub-advisory agreement for the Fund with thinkorswim Advisors, Inc. (“TOS”), pursuant to which TOS will manage all or a portion of the Fund’s investment portfolio as allocated from time to time by the Adviser. The Board of Managers (“the Board”) is now recommending that you approve an investment sub-advisory agreement among the Fund, the Adviser and TOS. If you approve this agreement, TOS will assume the role of Sub-Adviser as soon as practicable after the meeting.

        The proxy statement that accompanies this letter contains detailed information on this proposal. I encourage you to read it carefully. You will also find information in a “Question and Answer” format designed to provide answers to some of the questions that we anticipate you will have. After you have read the accompanying materials, please fill out your proxy card, sign it and send it back to us. You may also vote in person at the meeting.

YOUR PROMPT VOTE MAKES A DIFFERENCE

        It is very important that you vote as soon as possible. The proposal requires that a majority of the members of the Fund participate in the voting process. If the required number of members do not participate, additional mailings and member solicitation will be required.

THE BOARD OF DIRECTORS RECOMMENDS A “YES” VOTE FOR THE PROPOSAL

        The proposal has been thoroughly reviewed by the Board, whose role is to protect your interests as a member. The Board believes that approval of the Fund’s sub-advisory agreement with TOS is in the best interests of the Fund and its members and unanimously recommends that you vote FOR the proposal. The Board has borne the cost of distributing these materials.

        We thank you for your continued support of the Fund, and urge you to cast your vote as soon as possible.

Sincerely,

John Sabre
Chief Executive Officer

IMPORTANT INFORMATION

        While we encourage you to read the entire enclosed proxy statement, we thought it would be helpful to provide brief answers to some questions.

Q.	WHAT PROPOSAL AM I BEING ASKED TO CONSIDER?

A.	You are being asked to approve an investment sub-advisory agreement for the Fund with TOS. On November 3, 2005, the Board approved the appointment of TOS as a Sub-Adviser to the Fund, subject to the approval of the Fund’s members. Assuming member approval is obtained, TOS will begin its role as Sub-Adviser as soon as practicable after the member meeting.

Q.	WHY DID THE BOARD APPOINT TOS TO ACT AS A SUB-ADVISER?

A.	The Board believes that approval of the Fund’s sub-advisory agreement with TOS is in the best interests of the Fund and its members. TOS was selected as a Sub-Adviser because of, among other things, its strong performance history and its investment style and process.

Q.	HOW DOES THE BOARD OF MANAGERS RECOMMEND THAT I VOTE?

A.	After careful consideration, the members of the Board unanimously recommend that you vote FOR the investment sub-advisory agreement among the Fund, the Adviser and TOS.

Q.	WHEN IS MY PROXY DUE?

A.	While we would like to receive your vote as soon as possible, we need to receive them prior to the planned meeting date of November 30, 2005.

Q.	HOW DO I VOTE?

A.	By mail – all proxy cards must be marked with your vote and returned in the business reply envelope included in this package. If you have misplaced your envelope, please mail your proxy to:

Mount Yale Opportunity Fund, LLC 8000 Norman Center Drive, Suite 630 Minneapolis, MN 55437

In person – you may submit your proxy in person at the special shareholders meeting to be held on November 30, 2005, at 9 a.m. at the offices of the Fund’s investment adviser, located at 8000 Norman Center Drive, Suite 630, Minneapolis, Minnesota 55437.

Q.	WHOM SHOULD I CALL FOR ADDITIONAL INFORMATION ABOUT THIS PROXY STATEMENT?

A.	Please call Mount Yale Opportunity Fund, LLC at (952) 897-5390. To receive a free copy of the Fund’s most recent annual report, please contact John L. Sabre at 8000 Norman Center Drive, Suite 630, Minneapolis, Minnesota 55437, or call (888) 862-3690.

MOUNT YALE OPPORTUNITY FUND, LLC.
8000 NORMAN CENTER DRIVE, SUITE 630
MINNEAPOLIS, MINNESOTA 55437

NOTICE OF SPECIAL MEETING OF MEMBERS
TO BE HELD ON NOVEMBER 30, 2005

        Mount Yale Opportunity Fund, LLC will hold a special meeting of members of the Fund (the “Fund”) at the offices of Mount Yale Asset Management, LLC, located at 8000 Norman Center, Suite 630, Minneapolis, Minnesota 55437, on November 30, at 9 a.m. for the following purposes:

(1) To approve an investment sub-advisory agreement for the Fund with thinkorswim Advisors, Inc. (“TOS”), as detailed in the attached proxy statement.

(2) To transact any other business properly brought before the meeting.

        The Board of Managers of the Fund unanimously recommends approval of the investment sub-advisory agreement with TOS.

        Only members of record as of the close of business on November 2, 2005, may vote at the meeting or any adjournment(s) of the meeting.

        You can vote easily and quickly by toll-free telephone call or by mail. Just follow the instructions that appear on your enclosed proxy card. Whether or not you expect to be present at the meeting, please help us avoid the cost of a follow-up mailing by voting as soon as possible.

John L. Sabre
Chief Executive Officer

Dated:   November 18, 2005

MOUNT YALE OPPORTUNITY FUND, LLC.
8000 NORMAN CENTER DRIVE, SUITE 630
MINNEAPOLIS, MINNESOTA 55437

PROXY STATEMENT
SPECIAL MEETING OF MEMBERS
November 30, 2005

        The Board of Managers (the “Board”) of Mount Yale Opportunity Fund, LLC (the “Fund”) is soliciting the enclosed proxy in connection with a special meeting of members of the Fund, to be held on November 30, 2005, and any adjournment of the meeting. The purpose of this proxy statement is to provide you with additional information regarding the proposal to be voted on at the meeting and to ask you to vote in favor of the proposal.

        The special meeting is being held to consider the approval of an investment sub-advisory agreement (the “Sub-advisory Agreement”) among the Fund, Mount Yale Asset Management, LLC (the “Adviser”), which acts as the Fund’s investment adviser, and thinkorswim Advisors, Inc. (“TOS”). The administrator of the Fund is UMB Fund Services, Inc., located at 803 West Michigan Street, Suite A, Milwaukee, WI 53233. The principal underwriter of the Fund is Mount Yale Securities, LLC, located at 1125 17th Street, Suite 1400, Denver, Colorado 80202.

        In order for the meeting of the members to go forward, there must be a quorum. The presence in person or by proxy of members holding a majority of the total number of membership units (“Units”) eligible to be cast by all members as of the record date shall constitute a quorum. Each such member shall be eligible to cast one vote for each Unit held. All returned proxies count toward a quorum, regardless of how they are voted. An abstention will be counted as Units present at the meeting in determining whether the proposal has been approved, and will have the same effect as a vote “against” the proposal.

        You may revoke your proxy at any time up until voting results are announced at the member meeting. You can do this by writing to the Fund, or by voting in person at the meeting. In addition, you can revoke a prior proxy simply by voting again before or at the time of the meeting. If you return an executed proxy card without instructions, your shares will be voted “FOR” the proposal.

        Only members of record on November 2, 2005 may vote at the meeting or any adjournment of the meeting. On that date the Fund had two members. Each member is entitled to the number of votes equivalent to the number of Units or partial Units owned by such member as of the record date. The proposal to be presented at the meeting will not entitle any member to cumulative voting or appraisal rights.

        At this point, we know of no other business to be brought before the member meeting. However, if any other matters do come up, the persons named as proxies will vote upon these matters according to their best judgment.

        Please be sure to read the entire proxy statement before casting your vote. If you need help voting your proxy, you may call the Fund at (952) 897-5390.

        This proxy statement and proxy card were first mailed to shareholders on or about November 18, 2005.

PROPOSAL TO APPROVE SUB-ADVISORY AGREEMENT

BACKGROUND

        The Board, including a majority of the directors who are not “interested persons,” as defined in the Investment Company Act of 1940 as amended (the “1940 Act”), of either the Fund, the Adviser or TOS, has approved, and recommends that members of the Fund approve, the Sub-Advisory Agreement. The form of the Sub-Advisory Agreement is attached to this proxy statement as Exhibit A.

        The Adviser selected TOS, and recommended TOS to the Board, because of, among other things as further described below, TOS’s strong performance record and its investment style and process.

        If the members of the Fund approve this proposal, the Sub-Advisory Agreement will become effective as soon as practicable after the meeting and TOS will assume its role as a Sub-Adviser of the Fund.

DIRECTOR ACTION AND BASIS FOR RECOMMENDATION

        At a meeting of the Board held on November 3, 2005, the Board reviewed the Adviser’s recommendation to hire TOS as a Sub-Adviser to the Fund. The Board met with members of TOS’s proposed portfolio management team, who reviewed the Board materials that included, among other things, background information on TOS, information regarding TOS’s investment strategy and process, composite performance of portfolios managed by TOS using the same investment strategy and process, TOS’s Code of Ethics and compliance program, and information on the proposed portfolio management team. Finally, the Board reviewed the terms of the Sub-Advisory Agreement.

        The Board unanimously approved the Sub-Advisory Agreement and concluded that the terms of the Sub-Advisory Agreement are fair and reasonable and in the best interest of the members of the Fund. In making this determination, the Board considered the following factors:

–	The Board reviewed the historical investment performance of TOS with respect to the strategies to be employed for the Fund (as well as similar strategies), and determined that, while such historical performance is not an assurance of future performance, such performance was competitive and attractive.

–	The Board reviewed the background and experience of TOS’s executive, compliance and portfolio management team and believed such experience to be satisfactory.

–	The Board reviewed the terms and conditions of the proposed Sub-Advisory Agreement with TOS, including the nature and scope of services to be provided by TOS to the Fund. The Board determined that the proposed terms of the Sub-Advisory Agreement were competitive and consistent with industry norms.

–	In connection with its review of the Sub-Advisory Agreement, the Board specifically reviewed the structure and rate of the fees to be charged by TOS to the Adviser, considering also the anticipated profitability of the relationship to TOS. While such fees will be borne entirely by the Adviser and not by the Fund, the Board determined that the fees to be charged by TOS were fair and reasonable in relationship to the services to be rendered.

        The Board was advised and assisted by fund counsel. No single factor or group of factors was deemed to be determinative by the Board in approving the Sub-Advisory Agreement. Instead, the Board based its decision on the totality of the information which it requested and reviewed.

        The Board recommends that the members of the Fund approve the Sub-Advisory Agreement. Approval of the Sub-Advisory Agreement requires the favorable vote of (a) two-thirds of the total number of Units present at the meeting in person or by proxy if at least a majority of total outstanding Units are so present, or (b) a majority of total outstanding Units entitled to vote on this matter, whichever is less. Unless otherwise instructed, the proxies will vote for the approval of the Sub-Advisory Agreement.

THE SUB-ADVISORY AGREEMENT

        Under the Sub-Advisory Agreement, TOS will act as a Sub-Adviser for, and will manage certain assets of, the Fund. Within the framework of the investment objectives and the investment policies and restrictions of the Fund, and subject to the supervision of the Board and the Adviser, TOS will have the responsibility for the management of all or a portion of the Fund’s investment portfolio (as allocated from time to time to TOS by the Adviser) and the making and execution of investment decisions for the Fund with respect to such portion of the portfolio. The Sub-Advisory Agreement will be executed shortly after the approval by members of the Fund. The following is a brief summary of the material terms of the Sub-Advisory Agreement.

        TERM.   The Sub-Advisory Agreement will take effect as soon as practicable after the Members approve it. The Sub-Advisory Agreement will last for two years, and then will continue for one-year terms as long as it is approved each year by (1) the Fund’s Board or a vote of a majority of outstanding membership units of the Fund, and (2) a vote of a majority of the Fund’s managers, the Adviser’s managers or the Sub-Adviser’s managers. The Board, the majority of the outstanding Units of the Fund, the Adviser, or TOS can terminate the Sub-Advisory Agreement without penalty by giving 60 days written notice to the other parties to the Agreement. The Sub-Advisory Agreement terminates automatically if it is “assigned,” as defined in the 1940 Act.

        DUTIES.   TOS is required to manage the Fund’s assets assigned to it in accordance with the Fund’s investment objectives, policies and restrictions. At the Adviser’s discretion, the Adviser may require TOS to have all its investment decisions (relating to the Fund) reviewed, approved or ratified by the Adviser.

        BROKERAGE.   TOS is prohibited from purchasing or selling securities for the Fund in transactions in which TOS or an affiliate of TOS is acting as a broker or dealer. However, TOS may purchase or sell securities for the Fund in which an affiliate of TOS is acting as a broker or dealer if the Adviser consents in advance and the brokerage transactions comply with the 1940 Act, the Fund’s Registration Statement and other applicable laws and regulations. All allocation of portfolio transactions for the Fund will be subject to the Board’s policies and supervision, as well as any brokerage policy set forth in the Fund’s effective Registration Statement, provided that the Registration Statement has been given to TOS. Although not referenced in the Sub-Advisory Agreement, TOS has supplementally advised the Adviser that it does not use “soft dollars” to purchase research or other services or tools.

        STANDARD OF CARE.   TOS is required to use its best judgment and effort in providing services to the Fund under this Agreement.

        LIABILITY.   TOS will not be liable for any act or omission or any loss the Fund sustains, unless the loss is a result of TOS’s willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement or TOS’s reckless disregard of its obligations under this Agreement. TOS will indemnify the Adviser and the Fund from any loss, liability, judgment, cost or penalty the Fund or the Adviser may suffer that arises out of or is in connection with any material breach of this Agreement by TOS. The Adviser will indemnify TOS with respect to any loss, liability, judgment, cost or penalty the Sub-Adviser may suffer that arises out of the performance of its duties under this Agreement, except that the Adviser will not indemnify TOS with respect to any loss, liability, judgment, cost or penalty resulting from TOS’s willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement or TOS’s reckless disregard of its obligations under this Agreement.

        EXPENSES.   TOS must pay all expenses for office space, personnel and facilities that are incurred while performing its duties under this Agreement.

        CONFIDENTIALITY.   All information and advice provided by any party under this Agreement to any other party under this Agreement shall be treated as confidential, unless the information or advice is generally known, otherwise publicly available or required by law to be disclosed.

        FEES.   The Sub-Advisory Agreement provides that the Adviser will pay TOS a sub-advisory fee equal to a percentage of the Fund’s assets as set forth in the following table:

FUND	ADVISORY FEE AS PERCENTAGE OF AVERAGE NET ASSETS

On assets under management up to $24,999,999.25%

On assets under management from $25,000,000 to $49,999,999.23%

On assets under management from $50,000,000 and over	.20%

ADDITIONAL INFORMATION ABOUT THE FUND

        As of November 2, 2005, the following persons were known to Fund management to be the beneficial owners of 5% or more of the Fund.

NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER OF SHARES OWNED	PERCENT OF CLASS
Karl Hille
Goethestrasse 3 D-83661	101.09796	22.38%
Lenggries, Germany

The Dalton Trust
c/o John L. Sabre	350.54871	77.62%
17 Bello Drive
Edina, MN 55439

ADDITIONAL INFORMATION ABOUT TOS

        TOS is located at 3304 North Lincoln Avenue, Chicago, Illinois 60657, and is a privately-held company founded in 1999. TOS is a wholly-owned subsidiary of thinkorswim Group, Inc. Thinkorswim Group, Inc. is also located at 3304 North Lincoln Avenue, Chicago, Illinois 60657. As of December 31, 2004, TOS managed $140 million in assets, $40 million of which are indexed. The name and position of the principal executive officer and each director of TOS are set forth below. The address of each such individual is that of TOS. None of the officers or directors of the Fund are officers, directors or employees of TOS or any of its affiliates.

NAME	POSITION WITH TOS	PRINCIPAL OCCUPATION
Robert Stapleton	Chief Executive Officer	Chief Executive Officer of TOS

Tom Sosnoff	President	Chief Executive Officer and Director of thinkorswim Group, Inc.

Scott Sheridan	Executive Vice President	President, Secretary, and Director of thinkorswim Group, Inc.

Kevin Siemiawski	Trader	Trader for TOS

Joel Blom	Vice President of Operations	President of thinkorswim, Inc.

Paul Dunbar	Director of Sales – Relationship Manager	Director of Sales – Relationship Manager for TOS

Steve Rashis	Co-Account Manager – Lead Option Strategist	Co-Account Manager – Lead Option Strategist for TOS

         Other SEC-Registered Funds Advised by TOS.   TOS also serves as an investment sub-adviser to one other SEC-registered investment company — Free Enterprise Action Fund, an open-end mutual fund organized as a separately managed series of The Variable Insurance Funds. Pursuant to an Investment Subadvisory Agreement with the fund’s primary adviser, Action Fund Management, LLC (“AFM”), AFM pays TOS a fee of 0.35% of the assets of the fund. This fee is reduced if AFM waives some or all of its advisory fee from the fund so that TOS receives no more than 70% of the net investment advisory fee paid by the fund to AFM.

TOS INVESTMENT STRATEGY

         In its management of Fund assets, TOS will employ two distinct investment strategies – the “Vega” strategy and the “Enhanced Index” strategy – each of which attempts to provide positive returns by combining investments in broad-based market indices with the use of options. Each strategy may be employed by TOS with respect to all or any portion of the Fund assets allocated to TOS for management. The risks associated with an investment in the Fund, including but not limited to the risks associated with buying and selling option contracts, are set forth in the Fund’s Prospectus and Statement of Additional Information. Each investor in the Fund has received the Fund’s current prospectus. The Fund’s Statement of Additional Information may be obtained without charge upon request.

        Vega Strategy.   TOS’s “Vega” strategy seeks to take advantage of the fact that options on major U.S. indices decrease in value as they reach maturity, and that the rate of decrease in value accelerates as the maturity date approaches. In employing its Vega strategy, TOS simultaneously purchases an option on an index that it believes will decrease in value at a relatively slower rate to hedge the risk of an option on the same index it has sold and which it believes will decrease in value at faster rate. The option sold is typically closer to expiration than the option bought as a hedge. This strategy is combined with the use of short-term credit spreads. TOS seeks diversification by spreading the paring of purchased and sold options across multiple months along the option expiration cycle. The Vega strategy is designed to be “non-benchmark correlated,” which means that it seeks to make positive returns whether the indices on which the options are based go up or down in value.

        Enhanced Index Strategy.   The objective of TOS’s “Enhanced Index Strategy” is to provide returns in excess of the S&P 500 stock index while controlling downside risk. In employing this strategy, TOS seeks to avoid biases toward growth or value styles or toward larger companies by investing in a diversified equity portfolio designed to track the S&P 500 Equally Weighted Index (an index comprised of each stock in the S&P 500 Index but that is dollar weighted equally for each of the 500 companies, rather than weighted by market capitalization). In other words, the smallest companies will be weighted the same as the largest companies in this index. This portion of the portfolio will be rebalanced on a quarterly basis on the third Friday of the quarter-ending month (a date that coincides with the triple witching of index  futures, index options and stock options as well as the conventional date for the quarterly share adjustments of the traditional S&P 500 Index).

        TOS seeks to augment any capital appreciation in this portfolio by employing “option spreads” on the S&P 500 index. Option spreads involve simultaneously (A) selling an option contract while (B) buying another option contract. Both contracts (A and B) represent the same index (the S&P 500) and the same time frame, but different strike prices. The spread strategy TOS utilizes is called a credit spread. The intent is that the cash received for selling one contract will be more than the cash  paid to buy the other contract. When the trade is initiated, a cash credit will be realized. The maximum gain, if any, from the spread will be the credit received. The maximum loss is the difference between the 2 strike prices minus the credit received. TOS expects that it normally will sell option spreads whose term to expiration ranges from one month to 6 months, although it may sell spreads with both longer and shorter terms. TOS ordinarily will not sell option spreads on individual securities, but may sell spreads on exchange-traded funds and other similar instruments designed to correlate with the performance of the underlying equity index (again, the S&P 500).

MEMBER PROPOSALS

        The Fund is not required to hold annual meetings of its members. Since the Fund does not hold regular meetings of its members, the anticipated date of the next meeting of members cannot be provided. To be considered for inclusion in the proxy statement for any subsequent meeting of member, a member proposal must be submitted a reasonable time before the proxy statement for that meeting is mailed. Whether a proposal is included in the proxy statement will be determined in accordance with applicable federal and state laws. The timely submission of a proposal does not guarantee its inclusion.

John L. Sabre
Principal Executive Officer

Dated:   November 18, 2005

APPENDIX A
SUB-ADVISORY AGREEMENT

        This Agreement, made as of this 3rd day of November, 2005, by and between Mount Yale Asset Management, LLC, a Delaware limited liability company (the “Adviser”), and thinkorswim Advisers, Inc., an Illinois corporation (the “Sub-Adviser”).

        WHEREAS, Mount Yale Opportunity Fund, LLC, a Delaware limited liability company (the “Fund”), has appointed the Adviser as the Fund’s investment adviser pursuant to an Investment Advisory Agreement dated December 1, 2004 (the “Advisory Agreement”); and

        WHEREAS, the Adviser desires to appoint the Sub-Adviser as its sub-adviser for the Fund, and the Sub-Adviser is willing to act in such capacity upon the terms set forth herein; and

        WHEREAS, pursuant to the terms of the Advisory Agreement, The Fund has approved the appointment of the Sub-Adviser as the sub-adviser for the Fund.

        NOW, THEREFORE, the Adviser and the Sub-Adviser agree as follows:

        1.   The Adviser hereby retains the Sub-Adviser, and the Sub-Adviser hereby agrees to act, as sub-adviser for, and to manage the investment of the assets of, the Fund as set forth herein. Without limiting the generality of the foregoing, it is specifically understood and agreed by the Adviser and the Sub-Adviser that:

(a) The investment of the Fund’s assets shall at all times be subject to the investment objectives, policies and restrictions of the Fund as set forth in The Fund’s then-effective Registration Statement under the Securities Act of 1933, as amended, including the Prospectus and Statement of Additional Information of the Fund contained therein. The Adviser shall communicate to the Sub-Adviser any changes or additions to or interpretations of such investment objectives, policies and restrictions of the Fund made by the Board of Managers of the Fund (the “Board”). The Sub-Adviser shall report to the Adviser and the Board regularly at such times and in such detail as the Adviser or the Board may from time to time request in order to permit the Adviser and the Board to determine the adherence of the Fund to its investment objectives, policies and restrictions.

(b) The Sub-Adviser hereby agrees that upon the request of the Board or the Adviser, copies of all records pertaining to the Fund’s investments will be provided to The Fund or to such person as is designated by The Fund. If a transfer of investment advisory or sub-advisory services with respect to the Fund should occur, the Sub-Adviser will promptly and at its own expense take all steps necessary or appropriate to segregate such records and deliver them to The Fund or to such person as is designated by The Fund.

(c) Any investment decisions made by the Sub-Adviser on behalf of the Fund shall be subject, in the discretion of the Adviser, to review, approval or ratification by the Adviser.

In acting hereunder the Sub-Adviser shall be an independent contractor and, unless otherwise expressly provided or authorized hereunder or by the Board, shall have no authority to act for or represent the Adviser, or the Fund in any way or otherwise be an agent of the Adviser, or the Fund.

        2.   The Sub-Adviser, at its own expense, shall provide all office space, personnel and facilities necessary and incident to the performance of the Sub-Adviser’s services hereunder. The Sub-Adviser may consult with counsel to the Fund and shall be protected insofar as it acts in conformity with advice rendered to it by such counsel. The fees and expenses of counsel to the Fund shall be paid by the Fund.

        3.   The Sub-Adviser shall be responsible only for those expenses expressly stated in paragraph 2 to be the responsibility of the Sub-Adviser and shall not be responsible for any other expenses of the Adviser or the Fund, including, as illustrative and without limitation, fees and charges of any custodian (including charges as custodian and for keeping books and records and similar services to the Fund); fees and expenses of directors; fees and expenses of independent auditors, legal counsel, transfer agents, dividend disbursing agents, and registrars; costs of and incident to issuance, redemption and transfer of the Fund’s shares, and distributions to shareholders (including dividend payments and reinvestment of dividends); brokers’ commissions; interest charges; taxes and corporate fees payable to any government or governmental body or agency; costs of shareholder meetings, corporate reports, reports and notices to shareholders; and costs of printing, stationery and bookkeeping forms.

        4.   The Sub-Adviser shall not purchase or sell securities for the Fund in any transaction in which the Sub-Adviser or any affiliate of the Sub-Adviser is acting as broker or dealer. The Sub-Adviser may, with the prior consent of the Adviser, utilize an affiliate of the Sub-Adviser (specifically thinkorswim, Inc.) as a broker, provided that the brokerage transactions and procedures are in accordance with Rule 17e-1 under the Investment Company Act of 1940, as amended (the “Act”), other applicable provisions, if any, of the Act, and the then-effective Registration Statement of the Fund under the Securities Act of 1933, as amended. All allocation of portfolio transactions shall be subject to such policies and supervision as the Board or any committee thereof deem appropriate and any brokerage policy set forth in the then-effective Registration Statement of the Fund as provided to the Sub-Adviser. The Sub-Adviser shall provide to the Adviser and the Board such reports in respect to placement of security transactions for the Fund as the Adviser or the Board may reasonably request.

        5.   For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, the Adviser will pay to the Sub-Adviser as full compensation therefor a fee based on the average monthly net assets of the Fund, as set forth in Schedule A appended hereto. This fee will be computed based on net assets of the Fund on the last day of each month and will be paid to the Sub-Adviser quarterly on or before the fifteenth day of the month next succeeding the quarter for which the fee is paid. The fee shall be prorated for any fraction of a fiscal quarter at the commencement and termination of this Agreement.

        6.   Nothing in this Agreement shall prevent the Sub-Adviser or any partner, officer, employee or other affiliate thereof from acting as investment adviser for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Sub-Adviser or any of its partners, officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting, provided, however, that the Sub-Adviser will undertake and permit such persons to undertake no activities which, in its judgment, will adversely affect the performance of its obligations under this Agreement.

        The Sub-Adviser agrees to indemnify the Fund and the Adviser with respect to any loss, liability, judgment, cost or penalty which the Fund or the Adviser may directly or indirectly suffer or incur in any way arising out of or in connection with any material breach of this Agreement by the Sub-Adviser. The Adviser agrees to indemnify the Sub-Adviser with respect to any loss, liability, judgment, cost or penalty which the Sub-Adviser may directly or indirectly suffer or incur in any way arising out of the performance of its duties under this Agreement, except as provided in the following paragraph.

        The Sub-Adviser shall give the Fund the benefit of its best judgment and effort in rendering services hereunder, but the Sub-Adviser shall not be liable for any act or omission or for any loss sustained by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties, under this Agreement. The Sub-Adviser shall not be entitled to indemnity for any loss, liability, judgment, cost or penalty resulting from willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties, under this Agreement.

        7.   The Sub-Adviser represents, warrants and agrees that the Sub-Adviser is registered as an “investment adviser” under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and is and shall continue at all times to be in compliance in all material respects with the requirements imposed upon it by the Advisers Act. The Sub-Adviser agrees to (a) supply the Adviser with such documents as the Adviser may reasonably request to document the Sub-Adviser’s compliance with such laws and regulations, and (b) immediately notify the Adviser of the occurrence of any event which would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to any applicable law or regulation. The Sub-Adviser will furnish to the Adviser a copy of any amendment to the Sub-Adviser’s Form ADV promptly following the filing of such amendment with the Securities and Exchange Commission.

        8.   The Adviser and the Sub-Adviser each represents and warrants that it has the power to execute and deliver this Agreement and any other documentation relating hereto and to perform its respective obligations under this Agreement and that it has taken all necessary action to authorize such execution, delivery and performance. Such execution, delivery and performance do not violate or conflict with any law applicable to the Adviser or the Sub-Adviser, respectively, any order or judgment of any court or other governmental agency, or any contractual restriction binding on or affecting the Adviser or the Sub-Adviser, respectively. The obligations of the Adviser and the Sub-Adviser, respectively, under this Agreement constitute their respective legal, valid and binding obligations, enforceable against each of them in accordance with the terms hereof.

        9.   The effective date of this Agreement shall be the date set forth in the first paragraph hereof. Unless sooner terminated as hereinafter provided, this Agreement shall continue in effect for a period of more than two years from the date of its execution but only as long as such continuance is specifically approved at least annually by (a) the Board or by the vote of a majority of the outstanding membership units of the Fund and (b) the vote of a majority of the managers, who are not parties to this Agreement or “interested persons” (as defined in the Act) of the Adviser, of the Sub-Adviser or of the Fund, cast in person at a meeting called for the purpose of voting on such approval.

        10.   This Agreement may be terminated at any time, without the payment of any penalty, by the Board or by the vote of a majority of the outstanding membership units of the Fund, or by the Adviser or the Sub-Adviser, upon 60 days’ written notice to the other parties.

        This Agreement shall automatically terminate in the event of its “assignment” (as defined in the Act), provided, however, that such automatic termination shall be prevented in a particular case by an order of exemption from the Securities and Exchange Commission or a no-action letter of the staff of the Commission to the effect that such assignment does not require termination as a statutory or regulatory matter.

        11.   This Agreement may be modified by mutual consent, such consent only to be authorized by a majority of the managers of the Fund who are not parties to this Agreement or “interested persons” (as defined in the Act) of the Adviser, of the Sub-Adviser or of the Fund and the vote of a majority of the outstanding shares of the Fund.

        12.   Wherever referred to in this Agreement, the vote or approval of the holders of a majority of the outstanding shares of the Fund shall mean the lesser of (a) the vote of 67% or more of the shares of the Fund at a meeting where more than 50% of the outstanding shares are present in person or by proxy, or (b) the vote of more than 50% of the outstanding shares of the Fund.

        13.   Adviser acknowledges receipt of Sub-Adviser’s Disclosure Statement (Part II of Sub-Adviser’s Form ADV), as required by Rule 204-3 under the Advisers Act, not less than forty-eight (48) hours prior to the date of execution of this Agreement.

        14.   All information and advice furnished by either party hereto to the other shall be treated as confidential and shall not be disclosed to third parties, unless generally known or otherwise publicly available, and except as required by governmental or regulatory agencies, self-regulatory organizations or otherwise by law.

        15.   If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

        16.   Any notice under this Agreement shall be in writing, addressed, delivered or mailed, postage prepaid, to the other party at such address as such other party may designate in writing for receipt of such notice.

        17.   The internal law, and not the law of conflicts, of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

        18.   This Agreement constitutes the entire agreement between the parties concerning its subject matter and supersedes all prior and contemporaneous agreements, representations and understandings of the parties.

        IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

MOUNT YALE ASSET MANAGEMENT, LLC

By
Its

THINKORSWIM ADVISERS, INC.

By
Its

SCHEDULE A

Effective November 30, 2005

The Adviser will pay the Sub-Adviser as full compensation for services rendered hereunder:

0.25% of Assets under Management up $24,999,999* 0.23% of Assets under Management from $25,000,000 to $49,999.999* 0.20% of Assets under Management from $50,000,000* and over

* Assets in aggregate managed for Mount Yale Asset Management utilizing TOS Enhanced Index Strategy

In addition to the fees set forth in such schedule, the Adviser acknowledges that from time to time certain mutual funds pay commissions to the Sub-Adviser, which are paid from such funds’ 12b-l fees, for the purchase of shares of such funds by its clients. Such compensation may be paid to the Sub-Adviser in connection with the purchase of mutual fund shares by the Account. The Adviser agrees that any such fees will not be deducted from the amounts owed to the Sub-Adviser by the Adviser hereunder and shall constitute additional compensation to the Sub-Adviser.

MOUNT YALE OPPORTUNITY FUND, LLC
8000 NORMAN CENTER DRIVE, SUITE 630
MINNEAPOLIS, MN 55437

THIS PROXY IS SOLICITED ON
BEHALF OF THE BOARD OF MANAGERS

        The undersigned appoints John Sabre, as proxy of the undersigned, with full power of substitution, to vote all membership units (“Units”) of Mount Yale Opportunity Fund (the “Fund”) held by the undersigned on November 30, 2005, at a special meeting of the members of the Fund, to be held at the offices of Mount Yale Asset Management, LLC, located at 8000 Norman Center Drive, Suite 630, Minneapolis, Minnesota 55437, on November 30, at 9 a.m., and at any adjournment thereof, with all powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked. Receipt of the notice of special meeting and the accompanying proxy statement is hereby acknowledged.

        This proxy will be voted as instructed on the matter set forth below. It is understood that if no choice is specified, this proxy will be voted “FOR” such item. Upon all other matters the proxies shall vote as they deem in the best interests of the Fund.

        1.   To approve the investment sub-advisory agreement with thinkorswim Advisors, Inc. as described in the proxy statement.

_____ FOR      _____ AGAINST      _____ ABSTAIN

        Please sign, date and return promptly in the enclosed envelope.

        Note: Please sign exactly as your name appears on this proxy. When signing in a fiduciary capacity, such as executor, administrator, trustee, attorney, guardian, etc., please so indicate. Corporate and partnership proxies should be signed by an authorized person indicating the person’s title.

DATED:	, 2005

Signature(s) (Title(s), if applicable)

YOUR VOTE IS IMPORTANT!

PLEASE VOTE YOUR PROXY TODAY!

        You have two easy ways to vote – please read the accompanying proxy statement and choose the method that’s most convenient for you.

–	VOTE BY MAIL. Simply vote and sign the enclosed proxy card and return them in the enclosed postage-paid reply envelope.

–	VOTE IN PERSON. You may vote in person at the special meeting of the members to be held on November 30, 2005, at the offices of the fund’s investment advisor, located at 8000 Norman Center Drive, Suite 630, Minneapolis, Minnesota 55437.

        Please accept our thanks for your cooperation and prompt attention to this matter. YOUR VOTE IS VERY IMPORTANT.